Exhibit 10.9

SECOND AMENDING AGREEMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDING AGREEMENT is dated this 30th day of October, 2003

AMONG:

POPE & TALBOT LTD., a company formed by amalgamation under the laws of the Province of British Columbia

(the “Acquisition Borrower”)

OF THE FIRST PART

AND:

P&T FUNDING LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of British Columbia

(the “Operating Borrower”)

OF THE SECOND PART

AND:

MACKENZIE PULP LAND LTD., a company formed by incorporation under the laws of the Province of British Columbia

(the “Guarantor”)

OF THE THIRD PART

AND:

EACH OF THE LENDERS PARTY TO THE CREDIT AGREEMENT

(collectively, the “Lenders”)

OF THE FOURTH PART

AND:

THE TORONTO-DOMINION BANK

(the “Administration Agent”)

OF THE FIFTH PART

WHEREAS:

A. The Acquisition Borrower, the Operating Borrower, the Guarantor, the Lenders and the Administration Agent entered into an Amended and Restated Credit Agreement dated as of June 6, 2003, as amended by the First Amending Agreement to Amended and Restated Credit Agreement dated as of July 23, 2003 (as so amended, the “Credit Agreement”); and

B. The Borrowers have requested and the Lenders have agreed to the amendment of the Credit Agreement as set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that, for good and valuable consideration (the receipt and sufficiency of which are acknowledged by all parties), the parties covenant and agree as follows:

1. Defined Terms. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement (including the recitals) shall have the meanings ascribed to them in the Credit Agreement.

2. Amendment of Credit Agreement.

(a)	The definition of “Funded Debt” in Section 1.1(bc) of the Credit Agreement is amended by adding to the end thereof the words “, and no amount shall be included in respect of Indebtedness under Receivables Sale Agreements”.

(b)	The definition of “Treasury Contracts” in Section 1.1(ee) of the Credit Agreement is deleted in its entirety and replaced with the following:

“Treasury Contracts” means:

(i)	any agreement entered into by Pope & Talbot Canada or any of its Subsidiaries to control, fix or regulate currency exchange fluctuations, the rate or rates of interest payable on indebtedness, commodity price fluctuations or to purchase commodities under term contracts for the physical supply of commodities, and includes commodity price protection agreements, commodity price hedging arrangements, contracts for the purchase or supply of commodities, interest rate swaps, interest rate agreements, caps, collars, futures and all manner of hedging agreements and other like money or commodity market facilities; and

(ii)	Receivables Sale Agreements.”

(c)	New definitions of “Receivables Sale Agreement Initial Date”, “Receivables Sale Agreements” and “Receivables Sale Agreement Secured Portion”) are added as Sections 1.1(dt.1), (dt.2) and (dt.3) of the Credit Agreement as follows:

“(dt.1)	“Receivables Sale Agreement Initial Date” means October •, 2003.

(dt.2)	“Receivables Sale Agreements” means, collectively:

(i)	the receivables purchase agreement dated the Receivables Sale Agreement Initial Date entered into between the Borrowers and TD Bank, together with the performance guarantee granted by Pope & Talbot Canada in favour of TD Bank pursuant thereto, as the same may be amended, modified, supplemented, restated or replaced from time to time; and

(ii)	any other similar agreements and guarantees entered into by Pope & Talbot Canada or any of its Subsidiaries from time to time after the Receivables Sale Agreement Initial Date with any other Lender.”

(dt.3)	“Receivables Sale Agreement Secured Portion” means the aggregate amount of US$10,000,000 (or the Equivalent Amount in Canadian Dollars).”

(d)	Section 9.1(c)(iii) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(iii)	a Borrower or a Material Subsidiary may:

(A)	dispose of accounts receivable which are in default for collection purposes;

(B)	dispose of accounts receivable to Pope & Talbot US in the ordinary course of business; and

(C)	sell accounts receivable, and contracts, rights and benefits related thereto, pursuant to Receivables Sale Agreements;”.

(e)	Section 11.1 of the Credit Agreement is amended by:

(i)	adding the words “, provided that, in respect of Receivables Sale Agreements, the aggregate obligations so secured at any time shall be limited to the Receivables Sale Agreement Secured Portion” after “(including Treasury Contract Breakage Costs)” in the seventh line thereof; and

(ii)	adding the following to the end thereof:

“Any Lender:

(c)	entering into a Receivables Sale Agreement after the Receivables Sale Agreement Initial Date will be entitled to share in the Receivables Sale Agreement Secured Portion only if the aggregate obligations of Pope & Talbot Canada and its Subsidiaries to all other Lenders under then-existing Receivables Sale Agreements (the “Existing Obligations”) are less than the Receivables Sale Agreement Secured Portion, and then shall only be entitled to so share in the Receivables Sale Agreement Secured Portion to the extent of the difference between the Receivables Sale Agreement Secured Portion and the Existing Obligations; and

(d)	sharing in the Receivables Sale Agreement Secured Portion at any time in accordance with paragraph (c) above shall be entitled to continue to so share notwithstanding any subsequent amendment, modification, supplementation, restatement or replacement of such Lender’s existing Receivables Sale Agreement.”

(f)	Section 11.4 of the Credit Agreement is amended by adding the following after “(if any)” in the eighth line thereof:

“or, in the case of a Receivables Sale Agreement with any Lender, the provision at the cost of the Borrowers of security satisfactory to such Lender in replacement of the Security Documents, including any subordination and intercreditor agreements required in order for such replacement security to maintain the priority of the Lien created by the Security Documents over any other Liens granted by the Borrowers.”

(g)	Section 11.5(b) of the Credit Agreement is amended by adding the words “, in connection with,” after “under” in the first line thereof.

(h)	Section 11.6(a) of the Credit Agreement is amended by adding the words “or in connection with” after “under” in the third line thereof.

3. Amendment of Security Documents.

(a)	Each of the Pope and Talbot Canada Security Agreement and the Limited Partnership Security Agreement is hereby amended by deleting the definition of “Treasury Contracts” in Section 1(o) thereof in its entirety and replacing it with the following:

“Treasury Contracts” has the meaning ascribed to that term in the Credit Agreement.”

(b)	Each of the Pope and Talbot Canada Debenture and the Land Trustee Debenture is hereby amended by deleting “(the “Credit Agreement”) from the fifth line of the first paragraph thereof and replacing it with “(as the same may from time to time be amended or restated (including any amendment to increase the amount of credit thereunder), the “Credit Agreement”).

(c)	The Guarantor and the Agent shall execute and deliver such further documentation as may be required to effect the amendment of the Land Trustee Debenture as registered in the Prince George Land Title Office.

4. Guarantors’ Consent. Each of the Borrowers and the Guarantor hereby:

(a)	consents to the amendment to the Credit Agreement effected pursuant to this Agreement;

(b)	confirms that its guarantee obligations pursuant to Article 10 of the Credit Agreement (the “Guarantee”) remain in full force and effect, and shall include any modifications to the obligations of the Borrowers effected pursuant to this Agreement; and

(c)	acknowledges and agrees that, notwithstanding its execution of this Agreement, the Credit Agreement (as amended by this Agreement) may, as provided in Section 10.2 of the Credit Agreement, be further amended without its consent and without diminishing its liability under its respective Guarantee (including any liability arising from such further amendments).

5. Representations and Warranties of Borrowers and Guarantor. To induce the Lenders to execute and deliver this Agreement, each of the Borrowers and the Guarantor represents and warrants to the Lenders (which representations shall survive the execution and delivery of this Agreement, and each of which shall be deemed to be a representation for purposes of Section 12.1(e) of the Credit Agreement) that:

(a)	this Agreement has been duly authorized, executed and delivered by each Borrower and the Guarantor and constitutes a legal, valid and binding obligation, contract and agreement of each Borrower and the Guarantor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)	the execution, delivery and performance by each Borrower and the Guarantor of this Agreement:

(i)	has been duly authorized by all necessary action of each Borrower and the Guarantor and, if required, shareholder action:

(ii)	does not require the consent or approval of any governmental or regulatory body or agency;

(iii)	will not violate any provision of law, statute, rule or regulation or its organizational documents, any order of any court or any rule, regulation or order of any agency or government binding upon it, or any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound; and

(iv)	will not result in a breach or constitute (alone or with due notice or lapse or time or both) a default under any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound;

(c)	as of the date hereof and after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing; and

(d)	all the representations and warranties contained in Article 7 of the Credit Agreement are true and correct in all material respects with the same force and effect as if made by each Borrower on and as of the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true and correct as such earlier date.

6. Payment of Expenses. Without limiting the Borrowers’ obligations to the Lenders under Section 14.5 of the Credit Agreement, the Borrowers jointly and severally agree to pay upon demand the reasonable costs and expenses of the Administration Agent and the Lenders and their counsel in connection with the negotiation, preparation, approval, execution and delivery of this Agreement.

7. Limited Effect and Confirmation of Credit Agreement. This Agreement is limited to the matters set forth herein and, except as expressly set forth herein, nothing herein shall constitute (or be implied to constitute) an amendment of any term or provision of the Credit Agreement. Except as expressly amended hereby, the terms and conditions of the Credit Agreement shall continue in full force and effect.

8. Counterparts and Facsimile. This Agreement may be executed in any number of counterparts and by facsimile, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing such a counterpart.

9. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

10. Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first above written.

POPE & TALBOT LTD.

By:	/s/ Michael Flannery
Michael Flannery, Director

By:	/s/ DeeAnn Lindsley
DeeAnn Lindsley, Assistant Secretary

P&T FUNDING LIMITED PARTNERSHIP
by its General Partner,
POPE & TALBOT LTD.

By:	/s/ Michael Flannery
Michael Flannery, Director

By:	/s/ DeeAnn Lindsley
DeeAnn Lindsley, Assistant Secretary

MACKENZIE PULP LAND LTD.

By:	/s/ Michael Flannery
Michael Flannery, Director

By:	/s/ DeeAnn Lindsley
DeeAnn Lindsley, Assistant Secretary

THE TORONTO-DOMINION BANK,
as Administration Agent

Per:	/s/ Joe Cavanaugh
Authorized Signatory

THE TORONTO-DOMINION BANK,
as Lender

Per:	/s/ Frazer Scott
Authorized Signatory

BANK OF MONTREAL,
as Lender

Per:	/s/ Dana Fleury
Authorized Signatory

THE BANK OF NOVA SCOTIA,
as Lender

Per:	/s/ Kurt Fuellmer
Authorized Signatory

Per:	/s/ Arthur D. Kamoto
Authorized Signatory

CANADIAN WESTERN BANK,
as Lender

Per:	D.C. Morrison
Authorized Signatory